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                 SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  July
18, 1997


                   United Security Bancorporation
         (Exact Name of Registrant as Specified in Charter)


          Washington           0-18561            91-1259511
          ----------           -------            ----------
(State or other jurisdiction   (Commission        (IRS
Employer Identi-
        of incorporation)       File Number)       fication
Number)

       9506 North Newport Highway, Spokane, Washington 99218-
1200
       -----------------------------------------------------
-----
            (Address of principal executive offices/Zip
Code)

   Registrant's telephone number, including area code:
(509) 467-6949
   ---------------------------------------------------------
----------

                       Item 5.  Other Events

On July 18, 1997 United Security Bancorporation through its two banking subsidiaries completed the purchase of five Wells Fargo Bank branches. The branches in Davenport and Moses Lake, Washington are operating under the name of United Security Bank. The branches in Mabton, Naches, and Walla Walla, Washington are operating under the name of Home Security Bank. The final computations of the purchase are being completed, which indicate an increase in deposits of approximately $35 million, increase in property and equipment of approximately $1.7 million, and an increase in other assets for the cost of deposits of approximately $2.3 million. The news release of July 21, 1997 is included as an exhibit.

99.     Press release dated July 21, 1997, issued by United
Security
        Bancorporation.

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                       EXHIBIT INDEX

Exhibit No.              Title
-----------              -----

99.                      Press release dated July 21, 1997,
                         issued by United Security
Bancorporation

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 24, 1997

                         UNITED SECURITY BANCORPORATION

                         By:  /s/ Chad Galloway
                         ------------------------------
                         Name:    Chad Galloway
                         Title:   Vice President and
                                  Chief Financial Officer



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